SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement         [ ]     Confidential, for Use of the
[X]    Definitive Proxy Statement                  Commission Only (as permitted
[ ]    Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                        National Home Health Care Corp.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

         2.       Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

         2.       Form, Schedule or Registration Statement No.:

         3.       Filing Party:

         4.       Date Filed:

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on December 6, 2001

                                 ---------------

TO THE STOCKHOLDERS OF NATIONAL HOME HEALTH CARE CORP.:

         The annual meeting of stockholders (the "Meeting") of National Home Health Care Corp. (the "Company") will be held at 219 Main Street, Eastchester, New York 10709, at 10:30 A.M., local time, on Thursday, December 6, 2001, for the following purposes:

         (1) To elect five directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified;

         (2) To ratify and approve the appointment of BDO Seidman, LLP, as independent certified accountants for the Company for the fiscal year ending July 31, 2002; and

         (3) To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

         A proxy statement, form of proxy and the annual report to stockholders of the Company for the Company's fiscal year ended July 31, 2001 are enclosed herewith. Only holders of record of common stock of the Company at the close of business on November 6, 2001 will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

                                             By Order of the Board of Directors,


                                             Steven Fialkow
                                             Secretary

Scarsdale, New York
November 7, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583

                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

         This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share ("Common Stock"), of National Home Health Care Corp. (the "Company") in connection with the solicitation by and on behalf of its board of directors (the "Board of Directors") of proxies ("Proxy" or "Proxies") for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, December 6, 2001, at 10:30 A.M., local time, at 219 Main Street, Eastchester, New York 10709, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, Proxies and annual reports is to be borne by the Company. The Company also will reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of mail, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

         The principal executive offices of the Company are located at 700 White Plains Road, Scarsdale, New York 10583. This Proxy Statement and the accompanying form of Proxy are being mailed on or about November 7, 2001.

         A Proxy may be revoked by a stockholder at any time before its exercise by filing with Steven Fialkow, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying form of Proxy. Otherwise specified, the shares represented by such Proxies will be voted for the election of the five nominees for directorship named herein and in favor of the proposal set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein.

                                VOTING SECURITIES

         The close of business on November 6, 2001 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 5,201,251 shares of Common Stock, issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

         Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Meeting, stockholders will elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of Frederick H. Fialkow, Steven Fialkow, Ira Greifer, M.D., Bernard Levine, M.D. and Robert C. Pordy, M.D. to serve as directors upon their nomination at the Meeting. All nominees currently serve on the Board of Directors and their terms expire at the Meeting. Each nominee has advised the Company of his willingness to serve as a director of the Company. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the nominees for director and the executive officers of the Company:

                                            YEAR FIRST
                                            ELECTED OR
                                            APPOINTED            PRESENT POSITION
           NAME                    AGE       DIRECTOR            WITH THE COMPANY
---------------------------------------------------------------------------------------------------
Frederick H. Fialkow                70          1985             Chairman of the Board of Directors

Bernard Levine, M.D.                73          1983             Director

Steven Fialkow                      42          1991             President, Chief Executive Officer,
                                                                 Secretary and Director

Ira Greifer, M.D.                   70          1983             Director

Robert C. Pordy, M.D.               44          1995             Director

                                                 -2-

Robert P. Heller                    40            --             Vice President of Finance, Chief Financial
                                                                 Officer and Treasurer

Richard Garofalo                    50            --             President of Health Acquisition Corp.

         All directors of the Company hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The executive officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's stockholders and hold office until their death, resignation or removal from office.

INFORMATION ABOUT NOMINEES FOR DIRECTORSHIP

         The following is a brief summary of the background of each nominee for directorship:

         FREDERICK H. FIALKOW has been Chairman of the Board of Directors since February 1988, and was Chief Executive Officer from February 1988 until December 1999 and President from February 1988 until October 1997. He has been a director of the Company since April 1985. Frederick H. Fialkow is the father of Steven Fialkow.

         BERNARD LEVINE, M.D. has been a director of the Company since July 1983. For more than 20 years he has been a Professor of Internal Medicine at New York University School of Medicine with a sub-specialty in allergy and immunology. Dr. Levine devotes a portion of his time as a private consultant to the health care industry.

         STEVEN FIALKOW has been a director of the Company since December 1991, and has served as Secretary since September 1995, as President since October 1997 and as Chief Executive Officer since December 1999. He served as Chief Operating Officer from October 1997 until December 1999, and as Executive Vice President of New England Home Care, Inc. from August 1995 until October 1997. He also served as Executive Vice President of Health Acquisition Corp., a wholly-owned subsidiary of the Company ("Health Acquisition") from May 1994 until August 1995, as President of National HMO (New York), Inc. from April 1989 until April 1994 and as Vice President of National HMO (New York), Inc. from August 1984 until March 1989. Steven Fialkow is a certified public accountant. He is the son of Frederick H. Fialkow.

         IRA GREIFER, M.D. has been a director of the Company since July 1983. He has been a Professor and Director of Pediatrics at the Children's Kidney Center of the Montefiore Medical Center - Albert Einstein College of Medicine since 1966. He also is the President of National Kidney Foundation of New York/New Jersey, Inc., a not-for-profit organization with programs in the areas of research on kidney and related diseases, public and patient educational services and professional education.

         ROBERT C. PORDY, M.D. has been a director of the Company since December 1995. Since April 1993, Dr. Pordy has served as Director of International Cardiovascular Clinical Research at Hoffman-La Roche Inc., a biopharmaceutical company.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

         RICHARD GAROFALO has served as President of Health Acquisition since January 1988.

         ROBERT P. HELLER, a certified public accountant, has served as Vice President of Finance, Chief Financial Officer and Treasurer of the Company since March 1989. Prior thereto, he was an accountant with Richard A. Eisner & Company, LLP, a firm of certified public accountants.

MEETINGS OF THE BOARD OF DIRECTORS AND OF COMMITTEES

         The Board of Directors held five meetings during the fiscal year ended July 31, 2001 ("Fiscal 2001"). Each director attended (i) all of the meetings of the Board of Directors during Fiscal 2001 and (ii) all of the meetings of all the committees of the Board of Directors on which he served during Fiscal 2001.

         The Company's compensation committee is currently composed of Drs. Greifer and Levine. The function of the compensation committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The compensation committee held one meeting during Fiscal 2001; in addition, its members met informally from time to time.

         The Company's audit committee is currently composed of Drs. Levine, Pordy and Greifer, each of whom meets the independence requirements for audit committee members under the listing standards of the Nasdaq National Market ("Nasdaq"), on which the Common Stock is quoted. The function of the audit committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The specific functions and responsibilities of the audit committee are set forth in its written charter, adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The audit committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. A report of the audit committee follows. The audit committee held four meetings during Fiscal 2001; in addition, its members met informally from time to time.

AUDIT COMMITTEE REPORT

         The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in the Company's annual report on Form 10-K for Fiscal 2001 with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The audit committee reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements to generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The audit committee discussed the fact that there were no non-audit services provided by the independent auditors during Fiscal 2001.

         The audit committee discussed with the Company's independent auditors the overall scope and plans for their audit. The audit committee meets with the Company's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's annual report on Form 10-K for Fiscal 2001 for filing with the Securities and Exchange Commission (the "SEC"). The audit committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of BDO Seidman, LLP ("BDO") as the Company's independent auditors for the fiscal year ending July 31, 2002.

         Audit Fees
         ----------

         For Fiscal 2001, fees for services provided by Holtz Rubenstein & Co., LLP, the Company's prior independent auditors ("Holtz Rubenstein"), were $9,600, and fees for services provided by BDO were $72,500.

         Other Fees
         ----------

         Fees for services provided by BDO in connection with the Company's 401(k) plan were $6,500. The audit committee determined that the provision of such services was compatible with maintaining BDO's independence.

                                                     Bernard Levine, M.D., Chair
                                                     Ira Greifer, M.D.
                                                     Robert C. Pordy, M.D.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under section 16(a) of the Securities Act of 1934, as amended, the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during and/or with respect to Fiscal 2001, there were no late or delinquent filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's compensation committee are Drs. Greifer and Levine, both of whom are non-employee directors. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

         The following graph compares the cumulative return to holders of Common Stock for the five year ended July 31, 2001 with the National Association of Securities Dealers Automated Quotation System Market Index and an SIC group index for the same period. The comparison assumes $100 was invested at the close of business on July 31, 1996 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.

                TOTAL STOCKHOLDERS RETURNS - DIVIDENDS REINVESTED
                -------------------------------------------------
                            ANNUAL RETURN PERCENTAGE

                                                                          Years   Ending

                                                          July        July        July       July       July
COMPANY NAME/INDEX                                        1997        1998        1999       2000       2001
                                                          ----        ----        ----       ----       ----

NATIONAL HOME HEALTH CARE                                   -9.46      -12.07      -12.14      17.07     115.60

NASDAQ US INDEX                                             47.49       17.48       40.92      42.77     -46.19

PEER GROUP (1)                                              22.49       -1.43       40.24       4.34      23.16

                                 INDEXED RETURNS

                                                                       Years Ending

                                               Base
                                              Period
COMPANY NAME/INDEX                             July        July       July       July       July        July
                                               1996        1997       1998       1999       2000        2001
                                               ----        ----       ----       ----       ----        ----

NATIONAL HOME HEALTH CARE                       100          90.54      79.61      69.94      81.88      176.54

NASDAQ US INDEX                                 100         147.49     173.27     244.17     348.60      187.59

PEER GROUP (1)                                  100         122.49     120.73     169.32     176.67      217.58

----------------------------------

(1) The peer group selected by the Company includes those companies within the Company's Standard Industrial Code ("SIC") of "home health care services". The companies which comprise the SIC group are Almost Family Inc., Amedisys Inc., Apria Healthcare Group, ATC Healthcare Inc., Cancer Treatment Holding, Carecentric Inc., Community Care Services Inc., Coram Healthcare Corp., DYNACQ International Inc., Help At Home Inc., Home

Health Corp. of America Inc., Hooper Holmes Inc., Hospital Staffing Services Inc., Housecall Medical Resources Inc., In Home Health Inc., Infu-Tech Inc., Interwest Home Medical Inc., Matria Healthcare Inc., New York Health Care Inc., Numed Home Health Care Inc., Option Care Inc., Pediatric Services of America Inc., PHC Inc./MA - CL A, Simione Central Holdings Inc. and Staff Builders Inc.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The compensation committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the compensation committee, pursuant to authority delegated thereto by the Board of Directors, determines the compensation to be paid to the Company's chief executive officer and each other executive officer of the Company.

         The objectives of the Company's executive compensation program are to:

                  * Support the achievement of desired Company performance

                  * Provide compensation that will attract and retain superior talent and reward performance

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and pension plans generally available to employees of the Company. Since the employment agreements entered into between the Company and its executive officers in 1997 (except with respect to Mr. Frederick H. Fialkow, with whom the Company entered into an Amended and Restated Employment Agreement dated as of December 1, 1998), amendments have been made to the compensation arrangements of Messrs. Frederick Fialkow, Steven Fialkow, Garofalo and Heller. See "Executive Compensation--Employment and Related Agreements."

BASE SALARY

         Base salary levels for the Company's executive officers are competitively set relative to companies in the health care industry. In determining salaries, the compensation committee also takes into account individual experience and performance and specific issues particular to the Company.

STOCK OPTION PROGRAM

         The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

1992 AND 1999 STOCK OPTION PLANS

         The 1992 and 1999 Stock Option Plans authorize the compensation committee to award key executives stock options. The 1992 Stock Option Plan has been exhausted as to shares of Common Stock available for grant thereunder. Options granted under the 1999 Stock Option Plan may be granted containing terms determined by the compensation committee, including exercise period and price; provided, however, that such plan requires that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and that the exercise period may not exceed ten years, subject to further limitations.

BENEFITS

         The Company provides to executive officers medical and pension benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary for Fiscal 2001.

BONUS

         Following consultations with its financial advisor and in light of the compensation committee's satisfaction with the performance of management, the Company provides to certain executive officers bonuses based on performance and/or a change of control of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         During Fiscal 2001, the compensation committee discussed amending the employment agreement of Mr. Steven Fialkow, who became the Company's Chief Executive Officer in December 1999. Mr. Fialkow's employment agreement became effective as of November 1, 1997, and will expire on October 31, 2002. After acknowledgment of the achievements and performance of Mr. Fialkow, the compensation committee authorized the Company to enter into an amendment to Mr. Fialkow's employment agreement. The employment agreement as amended to date is described under the caption "Executive Compensation--Employment and Related Agreements." The only material change to Mr. Fialkow's employment compensation terms in the Fiscal 2001 amendment was the increase of the annual bonus to be paid to him from three to four percent of the amount by which the income from operations for any fiscal year exceeds $3,300,000. In making the foregoing decision, the compensation committee specifically considered the Company's recent revenue and earnings performance in the context of the very difficult time for the Company's industry, as well as the increased risk of loss of qualified management personnel.

                                           Ira Greifer, M.D.
                                           Bernard Levine, M.D.

                                           Members of the Compensation Committee

STANDARD REMUNERATION OF DIRECTORS

         The Company's non-employee directors are paid a fee of $3,500 for each meeting of the Board of Directors attended.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock at November 2, 2001 by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock; (ii) each nominee for directorship; (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation;" and (iv) all directors and executive officers of the Company as a group:

                                             AMOUNT AND NATURE
       NAME AND ADDRESS                       OF BENEFICIAL
       OF BENEFICIAL OWNER                     OWNERSHIP (1)    PERCENT OF CLASS
       -------------------                    -------------     ----------------
       Frederick H. Fialkow                      1,893,537 (2)        35.3%
       700 White Plains Road
       Scarsdale, NY 10583

       Bernard Levine, M.D.                       766,338 (3)         14.7%
       210 Riverside Drive
       New York, NY  10025

       Steven Fialkow                             181,497 (4)         3.4%
       700 White Plains Road
       Scarsdale, NY 10583

       Ira Greifer, M.D.                          51,106 (5)            *
       150 Executive Drive
       Manhasset, NY 11040

       Robert C. Pordy, M.D.                       6,397 (6)            *
       140 East 72nd Street
       New York, NY 10021

       Richard Garofalo                           61,013 (7)          1.2%
       99 Rustic Avenue
       Medford, NY 11763

       Robert P. Heller                           67,824 (8)          1.3%
       617 Fir Court
       Norwood, NJ 07648

       Trafalgar Management                       447,092 (9)         8.6%
       N.V.1-7 Willenstad
       Curacao, Netherlands Antilles

       Heartland Advisors, Inc. and William J.   395,000 (10)         7.6%
       Nasgovitz
       790 North Milwaukee Street
       Milwaukee, WI 53202

       All executive officers and directors     3,027,712 (11)        53.7%
       as a group (7 persons)
------------------------------------
*        Less than 1%.

 (1) Includes, where indicated, shares allocated to certain individuals under the Company's Savings and Stock Investment Plan (the "Savings Plan") as of September 30, 2001. Under the terms of the Savings Plan, if a participant fails to give timely instructions as to the voting of shares of Common Stock held in a participant's account, the trustee of the Plan will vote such shares in the same proportion as it votes all of the shares for which such trustee receives instructions. The amounts of shares of Common Stock give effect to the Company's 5% stock dividend effective March 23, 2001.

(2) Does not include 573 shares of Common Stock owned by Mr. Fialkow's wife, as to which shares Mr. Fialkow disclaims beneficial ownership. Includes 81,668 and 78,750 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Company's 1992 Stock Option Plan (the "1992 Plan") and 1999 Stock Option Plan (the "1999 Plan"), respectively, 71,321 shares of Common Stock allocated to Mr. Fialkow's account under the Savings Plan, and 420,679 shares of Common Stock held by a family limited partnership of which Mr. Fialkow is the sole general manager.

(3) Includes 5,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(4) Represents 67,985 and 78,750 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 34,762 shares of Common Stock allocated to Mr. Fialkow's account under the Savings Plan.

(5) Includes 5,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(6) Includes 5,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(7) Includes 31,000 and 26,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 2,043 shares of Common Stock allocated to Mr. Garofalo's account under the Savings Plan.

(8) Includes 26,834 and 26,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 13,270 shares of Common Stock allocated to Mr. Heller's account under the Savings Plan.

(9) The amount and nature of beneficial ownership of these shares of Common Stock by Trafalgar Management, N.V. ("Trafalgar") is based solely on the records of the Company's transfer agent, American Stock Transfer & Trust Company. Trafalgar has the power to vote, direct the vote, dispose of, or direct the disposition of, these shares. The Board of Directors has no independent knowledge of the accuracy or completeness of the information set forth by such transfer agent, but has no reason to believe that such information is not complete or accurate.

(10) The amount and nature of beneficial ownership of these shares of Common Stock by Heartland Advisors, Inc. is based solely on the Schedule 13G filing as submitted thereby. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such
         Schedule 13G filing, but has no reason to believe that such information is not complete or accurate.

(11) Includes 223,237 and 210,000 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 121,396 shares of Common Stock allocated under the Savings Plan.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long term compensation during the Company's last three fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for Fiscal 2001 exceeded, in the aggregate, $100,000, for services rendered in all capacities to the Company and its subsidiaries:

                                                                                LONG-TERM
                                                  ANNUAL COMPENSATION          COMPENSATION
                                                  -------------------          ------------
                                                                                SECURITIES
NAME AND PRINCIPAL                 FISCAL                                       UNDERLYING                 ALL OTHER
POSITION                            YEAR         SALARY ($)    BONUS ($)         OPTIONS (#)(1)         COMPENSATION ($)
---------------------------         ----         ----------  ----------        -------------            ----------------
Frederick H. Fialkow
   Chairman of the Board of          2001       $305,000      $234,783 (2)                 0                $12,483 (6)
   Directors                         2000        305,000       135,784 (3)            78,750                 11,991 (7)
                                     1999        298,333        44,765 (4)            81,668 (5)             83,071 (8)
Steven Fialkow
   President, Chief Executive
   Officer and Secretary             2001        265,000       151,508                     0                 12,509 (10)
                                     2000        220,277        34,915                78,750                 12,138 (11)
                                     1999        172,674            --                36,484 (9)             52,436 (12)
Robert P. Heller
   Vice President of Finance,        2001        160,000        40,377                     0                 12,847 (14)
   Chief Financial Officer and       2000        140,000        14,138                26,250                 12,030 (15)
   Treasurer                         1999        138,338            --                16,339 (13)            28,738 (16)

Richard Garofalo
   President of                      2001        235,000        37,877                     0                 12,891 (18)
   Health Acquisition Corp.          2000        235,000         5,819                26,250                 12,035 (19)
                                     1999        157,500        53,144                22,288 (17)            36,636 (20)
--------------------

(1) The amounts of shares of Common Stock give effect to the Company's 5% stock dividend effective March 23, 2001.

(2) Includes payment of $62,639 for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(3) Includes payment of $51,585 for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(4) Represents payment for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(5) This option was granted to Mr. Fialkow on April 27, 1999, simultaneously with the repurchase by the Company from Mr. Fialkow of an option to purchase up to 81,885 shares of Common Stock.

(6) Represents $5,683 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

(7) Represents $5,191 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(8) Represents $5,031 paid to Mr. Fialkow as health insurance coverage, $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code, and $71,240 representing the difference ($0.87 per share) between the price paid by the Company to Mr. Fialkow for the repurchase of an option to purchase 81,885 shares of Common Stock ($3.50 per share) and the exercise price of such option ($2.63 per share).

(9) This option was granted to Mr. Fialkow on April 27, 1999, simultaneously with the repurchase by the Company from Mr. Fialkow of an option to purchase up to 36,581 shares of Common Stock.

(10) Represents $5,709 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(11) Represents $5,338 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(12) Represents $5,031 paid to Mr. Fialkow as health insurance coverage, $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code, and $40,605 representing the difference ($1.11 per share) between the price paid by the Company to Mr. Fialkow for the repurchase of an option to purchase 36,581 shares of Common Stock ($3.50 per share) and the exercise price of such option ($2.39 per share).

(13) This option was granted to Mr. Heller on April 27, 1999, simultaneously with the repurchase by the Company from Mr. Heller of an option to purchase up to 16,377 shares of Common Stock.

(14) Represents $6,047 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(15) Represents $5,230 paid to Mr. Heller as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(16) Represents $5,031 paid to Mr. Heller as health insurance coverage, $5,529 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code, and $18,178 representing the difference ($1.11 per share) between the price paid by the Company to Mr. Heller for the repurchase of an option to purchase 16,377 shares of Common Stock ($3.50 per share) and the exercise price of such option ($2.39 per share).

(17) This option was granted to Mr. Garofalo on April 27, 1999, simultaneously with the repurchase by the Company from Mr. Garofalo of an option to purchase up to 22,347 shares of Common Stock.

(18) Represents $6,091 paid to Mr. Heller as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(19) Represents $5,235 paid to Mr. Garofalo as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(20) Represents $5,031 paid to Mr. Garofalo as health insurance coverage, $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code, and $24,805 representing the difference ($1.11 per share) between the price paid by the Company to Mr. Garofalo for the repurchase of an option to purchase 22,347 shares of Common Stock ($3.50 per share) and the exercise price of such option ($2.39 per share).

OPTION GRANTS IN LAST FISCAL YEAR

         No options were granted during Fiscal 2001 to any of the individuals listed in the Summary Compensation Table.


OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

         The following table contains information at July 31, 2001 relating to the number of options exercised during Fiscal 2001 and the number and value of unexercised options held by those individuals listed in the Summary Compensation Table.

                                                                           NUMBER OF SECURITIES
                                                                                UNDERLYING
                                                                            UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                                                                    AT              IN-THE-MONEY OPTIONS
                                         SHARES                               FISCAL YEAR-END        AT FISCAL YEAR-END
                                        ACQUIRED              VALUE            EXERCISABLE/             EXERCISABLE/
              NAME                  ON EXERCISE (#)       REALIZED ($)         UNEXERCISABLE        UNEXERCISABLE ($) (1)
              ----                  ----------------      ------------         -------------        ---------------------
Frederick H. Fialkow                      ----                ----              160,418 / 0            822,951 / 0

Steven Fialkow                            ----                ----              146,735 / 0            751,143 / 0

Robert P. Heller                          ----                ----               53,084 / 0            280,256 / 0

                                                        -15-

                                                                           NUMBER OF SECURITIES
                                                                                UNDERLYING
                                                                            UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                                                                    AT              IN-THE-MONEY OPTIONS
                                         SHARES                               FISCAL YEAR-END        AT FISCAL YEAR-END
                                        ACQUIRED              VALUE            EXERCISABLE/             EXERCISABLE/
              NAME                  ON EXERCISE (#)       REALIZED ($)         UNEXERCISABLE        UNEXERCISABLE ($) (1)
              ----                  ----------------      ------------         -------------        ---------------------

Richard Garofalo                          ----                ----               69,538 / 0            363,782 / 0
------------------

(1) Determined based on the fair market value of underlying securities (the closing bid price ($9.24) per share of Common Stock on Nasdaq) at fiscal year end (July 31, 2001), minus the exercise price.

EMPLOYMENT AND RELATED AGREEMENTS

         FREDERICK H. FIALKOW. Effective December 1, 1998, the Company entered into an amended and restated employment agreement with Mr. Fialkow, expiring November 30, 2003, pursuant to which, as amended to date, he is employed as the Company's Chairman of the Board of Directors. The agreement provides for a base amount of $305,000 upon which Mr. Fialkow's annual salary is calculated (before giving effect to cost of living adjustments). In addition, pursuant to an amendment to the employment agreement dated August 1, 2001, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 4% of the Company's consolidated net income (before income taxes) in each year in which the consolidated net income is in excess of $3,000,000.

         STEVEN FIALKOW. Effective November 1, 1997, the Company entered into an employment agreement with Mr. Fialkow expiring November 1, 2002, pursuant to which, as amended to date, he is employed as the Company's President, Chief Executive Officer and Secretary. The agreement was amended as of August 1, 2000 to increase the annual base salary from $230,000 to $265,000. In addition, pursuant to an amendment to the employment agreement dated August 1, 2001, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 4% of the amount by which the Company's income from operations in any fiscal year exceeds $3,300,000.

         ROBERT P. HELLER. Effective November 1, 1997, the Company entered into an employment agreement with Mr. Heller expiring November 1, 2002, pursuant to which, as amended to date, he is employed as the Company's Vice President of Finance, Chief Financial Officer and Treasurer. The agreement was amended as of August 1, 2000 to increase the annual base salary from $140,000 to $160,000 and, commencing with fiscal 2000, to entitle Mr. Heller to receive an annual bonus in an amount equal to 1% of the amount by which the Company's income from operations in any fiscal year exceeds $3,300,000.

         RICHARD GAROFALO. Effective November 1, 1997, the Company entered into an employment agreement with Mr. Garofalo expiring November 1, 2002, pursuant to which, as amended to date, he is employed as the President of Health Acquisition. The agreement was amended as of August 1, 2000 to increase the annual base salary from $157,500 to $235,000. The Board of Directors also has authorized the Chairman of the Board to grant bonuses to Mr. Garofalo based on performance.

         The employment agreements of Messrs. Frederick H. Fialkow, Steven Fialkow, Heller and Garofalo contain confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to each individual during his respective term of employment. The agreements also contain certain non-competition provisions that preclude Messrs. Frederick H. Fialkow, Steven Fialkow, Heller and Garofalo from competing with the Company for a period of one year from the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A lease for office premises maintained by Health Acquisition, located in Queens, New York is with a company owned (in whole or in part) and controlled by Mr. Frederick H. Fialkow, the Chairman of the Board of Directors, and by Steven Fialkow, who is a director and the President, Chief Executive Officer and Secretary of the Company. Rent expense under such lease is approximately $226,000 per year. The Company believes that such lease contains terms in the aggregate no less advantageous to the Company than otherwise could have been obtained from an unrelated third party.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         On June 22, 2001, the Company dismissed Holtz Rubenstein and engaged BDO as the Company's independent public accountants. The decision to change auditors was approved by the Company's audit committee. During the Company's two fiscal years ended July 31, 1999 and 2000, there were no disagreements with Holtz Rubenstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor did Holtz Rubenstein's reports on the financial statements for such periods contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the filing of a Current Report on Form 8-K dated June 22, 2001 with the SEC regarding the Company's change in accountants, Holtz Rubenstein, by letter addressed to the SEC and filed with the Form 8-K, indicated that it is in agreement with the statements in the preceding sentence.

                                   PROPOSAL 2
                            RATIFICATION OF SELECTION
                                       OF
                        INDEPENDENT CERTIFIED ACCOUNTANTS

         The Board of Directors believes it is appropriate to submit for approval by its stockholders its selection of BDO as the Company's independent certified public accountants for the fiscal year ending July 31, 2002.

         Representatives of BDO are expected to be present at the Meeting with the opportunity to make a statement and to be available to respond to questions regarding any appropriate matters.

                               VOTING REQUIREMENTS

         Assuming a quorum is present, a plurality of the votes cast at the Meeting will be required for the election of directors (Proposal 1). Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE FOR DIRECTORSHIP NAMED IN THE PROXY AND FOR PROPOSAL 2.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         Stockholders wishing to present proposals at the 2002 annual meeting of stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 2002 annual meeting of stockholders must submit their proposals to the Company in writing on or before July 10, 2002.

         If the Company does not receive notice by September 23, 2002 from a stockholder who intends to present at the next annual meeting a proposal that is not discussed in the Company's proxy statement, the persons named in the proxy accompanying the Company's proxy statement for that annual meeting will have the discretionary authority to vote on such proposal at such meeting.

OTHER MATTERS

         The Board of Directors of the Company knows of no other matter to come before the Meeting. However, if any matters requiring a vote of the stockholders arise, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment, including any matters or motions dealing with the conduct of the Meeting.

PROXIES

         All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

                                              By Order of the Board of Directors

                                                         Steven Fialkow
                                                         Secretary

Scarsdale, New York
November 7, 2001

                                   APPENDIX A
                                   ----------

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                         NATIONAL HOME HEALTH CARE CORP.

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of National Home Health Care Corp. (the "Corporation") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established or may establish; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent accountants.

         o Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II.      COMPOSITION OF THE AUDIT COMMITTEE

         Until June 14, 2001, the Audit Committee shall be comprised of two or more members of the Board as determined by the Board. Commencing June 14, 2001, the Audit Committee shall be comprised of three or more members of the Board as determined by the Board. The members of the Audit Committee shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the definition of independent directors will be based on the rules of the Nasdaq Stock Market, Inc. for audit committees, as amended, modified or supplemented from time to time. Commencing June 14, 2001, all members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified. Unless a chairman of the Audit Committee (the "Chairman") is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

III.     MEETINGS


         The Audit Committee shall meet from time to time as called by the Chairman or as requested by the independent accountants. The Audit Committee may ask members of management or others to attend meetings of the Audit Committee and provide pertinent information as necessary. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management the Corporation's quarterly financial statements consistent with Section IV.3. below. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

IV.      RESPONSIBILITIES AND DUTIES

         The duties of the Audit Committee shall include the following:

Documents/Reports Review
------------------------

         Review this Charter periodically, but at least annually, and update this Charter as conditions dictate.

         Review, prior to its filing or prior to its release, as the case may be, the Corporation's Form 10-K and annual report to stockholders.

         Review the Corporation's Form 10-Q prior to its filing. The Chairman may represent the entire Audit Committee for purposes of this review.

         Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate. The Chairman may represent the entire Audit Committee for purposes of this review.

Independent Accountants
-----------------------

         Recommend to the Board the selection of the independent accountants for each fiscal year, confirm and assure their independence and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships which effect the accountants' independence and should receive the written statement from the independent accountants required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

         Recommend to the Board the advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

         Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

Financial Reporting Processes
-----------------------------

         Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         Review with the independent accountants and management major changes to the Corporation's auditing and accounting principles and practices.

Process Improvement
-------------------

         Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         Review any significant disagreement among management and the independent accountants in connection with the preparation of any of the Corporation's financial statements.

         Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Legal Compliance
----------------

         Review, with the Corporation's counsel, legal and regulatory matters that may have a significant impact on the Corporation's financial statements, including corporate securities trading policies.

Other Responsibilities
----------------------

         Perform any other activities consistent with this Charter, and the Corporation's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

PROXY                             PROXY CARD                           PROXY
-----                                                                  -----

                         NATIONAL HOME HEALTH CARE CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of National Home Health Care Corp. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders' Meeting to be held on December 6, 2001, and hereby appoints Frederick H. Fialkow and Steven Fialkow, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned at said meeting and at any adjournment or adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted in the following manner:

                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

     (1)      Election of directors

     |_|    FOR all nominees listed below    |_|   WITHHOLD AUTHORITY to vote
            (except as indicated)                 for all nominees listed below


     To withhold authority for any individual nominee, strike through that nominee's name in the list below:

              Frederick H. Fialkow
              Steven Fialkow
              Ira Greifer, M.D.
              Bernard Levine, M.D.
              Robert C. Pordy, M.D.

     (2) Ratification and approval of the appointment of BDO Seidman, LLP, as independent certified accountants for the Company for the fiscal year ending July 31, 2002.

      FOR                         AGAINST                          ABSTAIN

      [ ]                           [ ]                              [ ]

     (3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE


                                                 Dated: __________________, 2001


                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Print Name

                                                 -------------------------------
                                                    (Title, if appropriate)

Note: This proxy should be signed by the stockholder exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, this proxy should be signed in full corporate name by the president or other authorized officer and should bear the corporate seal. If a partnership, please sign in partnership name by authorized person.